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                                                                    EXHIBIT 23.1





                         Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of CARBO Ceramics Inc. of our report dated January 31, 2003, with respect to the consolidated financial statements of CARBO Ceramics Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002.

o Form S-8 No. 33-25845 (the CARBO Ceramics Inc. 1996 Stock Option Plan for Key Employees)

o Form S-8 No. 333-88100 (the CARBO Ceramics Inc. 1996 Stock Option Plan for Key Employees, As Amended)

o Form S-8 No. 333-91252 (the 1996 Stock Option Plan of Pinnacle Technologies, Inc., As Amended and Restated)

                                                              Ernst & Young LLP


New Orleans, Louisiana
March 11, 2003